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                                                                  EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-01071) and related Prospectus of IMRE Corporation and to the incorporation by reference therein of our report dated January 23, 1996, with respect to the consolidated financial statements of IMRE Corporation at December 31, 1995 and 1994 and for each year then ended, included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



Seattle, Washington                                     ERNST & YOUNG LLP
April 5, 1996